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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

               ACTERNA CORPORATION ANNOUNCES SECOND EXTENSION OF
              EXPIRATION DATE FOR COMBINED CASH TENDER OFFERS FOR
                        OUTSTANDING NOTES OF ACTERNA LLC

       Germantown, MD, August 6, 2002 - Acterna Corporation (Nasdaq: ACTR) today announced the second extension of the expiration date of the cash tender offers for up to $155 million, on a combined basis, in principal amount of the outstanding 9 3/4 percent Senior Subordinated Notes due 2008 of Acterna. The tender offers, which are being made by Acterna LLC (Acterna) and CD&R VI (Barbados), Ltd. (CD&R Barbados), are described in the Offers to Purchase dated June 24, 2002.

         The tender offers, which were originally scheduled to expire at midnight, New York City time, on Monday, July 22, 2002, and which were previously extended to August 5, 2002, have been extended to expire at 5:00 p.m., New York City time, on Monday, August 12, 2002, unless further extended. Payment for Notes validly tendered and not validly withdrawn will be made promptly following expiration of the offers.

         Acterna expects all conditions to the tender offers to be satisfied this week. Acterna has received all requisite governmental approvals for the sale of its Airshow business to Rockwell Collins, and expects that the closing of the Airshow sale will take place shortly. The Company has also reached agreement with CD&R Barbados on the terms of the investment right granted to CD&R Barbados of all future cash interest received, on an after tax basis, on all of the notes held by CD&R Barbados upon the completion of the tender offers in new senior secured convertible notes of Acterna LLC. The tender offers are expected to close promptly following their expiration on August 12, 2002.

         At the close of business on August 5, 2002, $153,320,000 principal amount of the Notes had been validly tendered, representing Notes with an aggregate purchase price of approximately $33.7 million. The Company and CD&R Barbados have offered to purchase up to $155 million principal amount of Notes, on a combined basis.

         Miller Buckfire Lewis & Co., LLC is acting as the exclusive Dealer Manager. Inquiries relating to the tender offer should be directed to Marc D. Puntus at MBL at 212-895-1819. Requests for additional copies of the tender offer materials may be directed to MacKenzie Partners, Inc., the Information Agent, at (800) 322-2885.

         This press release does not constitute an offer to purchase the Notes. The tender offers are made solely by the Offers to Purchase.

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         About the Offerors

         Based in Germantown, Maryland, Acterna Corporation is the holding company for Acterna, Airshow, da Vinci Systems and Itronix. Acterna is the world's second largest communications test and management company. The company offers instruments, systems, software and services used by service providers, equipment manufacturers and enterprise users to test and optimize performance of their optical transport, access, cable, data/IP and wireless networks and services. Airshow supplies in-flight passenger information systems to the aviation industry while da Vinci Systems designs and markets video color correction systems to the video postproduction industry. Itronix sells ruggedized computing devices for field service applications to a range of industries. Additional information on Acterna is available at http://www.acterna.com.

         CD&R Barbados is a Barbados company holding an International Business Company license. All of the capital stock of CD&R Barbados is owned by Clayton, Dubilier & Rice Fund VI Limited Partnership, an affiliate of Acterna that is managed by Clayton, Dubilier & Rice, Inc.

         This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Acterna's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors that could cause actual results to differ materially are described in Acterna's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

         Contacts

         Investor Contact: Maria Henry, Acterna Corporation, 301-353-1550, ext 1207

         Media Contact: Jim Monroe, Acterna Corporation, 301-353-1560, ext. 4366


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